Exhibit 10.2

AMENDMENT NO. 1 TO OFFER LETTER AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), effective as of September 3, 2025, to the Offer Letter Agreement, dated as of March 18, 2022, by and between FreightCar America, Inc. (the “Company”), and Michael A. Riordan (the “Employee”, and the agreement, the “Letter Agreement”) is made and entered into by and between the Company and Employee. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Letter Agreement.

WHEREAS, the Company and Employee are parties to the Letter Agreement and mutually desire to amend the terms and conditions of the Letter Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.	A new paragraph is added to Section 5 of the Letter Agreement as follows:

Notwithstanding the foregoing, in the event of (i) your termination by the Company or its successor without Cause or your resignation for Good Reason (each as defined in the Executive Severance Plan), in each case, within 24 months following the consummation of a Change in Control (as defined in the Executive Severance Plan):

●	Your Salary will continue for eighteen (18) months following the date of termination;

●	You will receive two equal bonus payments in an amount equal to the average of the annual bonus paid to you for the last two (2) full years prior to termination (with any partial-year bonus being annualized based on the portion of the year worked), with the first payment being made on March 15 of the calendar year following your termination and the second payment being made on the 18-month anniversary of your termination date; and

●	Continued participation in the Company’s group health plan for eighteen (18) months.

For the avoidance of doubt, the aforementioned benefits shall be provided instead of (not in addition to) any benefits you may receive under the Executive Severance Plan.

2.	This Amendment satisfies all requirements for amendments to the Letter Agreement as described in Section 9(a) of the Letter Agreement, and the Employee hereby acknowledges and agrees that none of the modifications herein shall form the basis for a resignation for Good Reason or constructive termination by the Company.

3.	Effect of Amendment. Except as set forth herein, all provisions of the Letter Agreement shall remain in full force and effect, including without limitation, the provisions of Section 7 of the Letter Agreement (the “Restrictive Covenants”).

4.	Modifications. This Amendment may not be amended, modified, or changed (in whole or in part) except by a formal, definitive written agreement expressly referring to this Amendment, which agreement is executed by both of the Company and the Employee.

5.	Miscellaneous. Section 9 of the Letter Agreement is hereby incorporated by reference into this Amendment, with each reference to “Agreement” therein being replaced with the word “Amendment”.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment effective as of the date set forth above.

FREIGHTCAR AMERICA, INC.

By:	/s/ Nick J. Randall
	Name:	Nick J. Randall
	Title:	President and Chief Executive Officer

EMPLOYEE

/s/ Michael A. Riordan
Michael A. Riordan